UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report(Date of Earliest Event Reported): November 27, 2012

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

BRITISH VIRGIN ISLANDS

(State or other jurisdiction of incorporation)

0-54360

none

(Commission File Number)     (IRS Employer Identification No.)

Neptuno, Planta Baja, Suite 351, Ave. Ricardo J. Alfaro, El Dorado, Panama City, Panama (Address of principal executive offices and zip code)

+507-836-6917

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Blue Star Entertainment Technologies, Inc. from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Blue Star Entertainment Technologies, Inc.’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the audited consolidated financial statements of Blue Star Entertainment Technologies, Inc. as of June 30, 2012 and 2011 and the related notes thereto, and the unaudited interim consolidated financial statements as of September 30, 2012 and the three months ended September 30, 2012 and the related notes thereto filed with the Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Blue Star Entertainment Technologies, Inc. and its subsidiary.

Item 1.01 Entry Into A Material Definitive Agreement

On November 27, 2012, we entered into a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which we acquired Windaus Global Energy, Inc, an Ontario corporation ("Windaus"). Windaus has never engaged in operations and owns certain patents related to wind energy technology.

The transaction closed on December 3, 2012 the (“Closing Date”). On the Closing Date the Company  acquired Windaus by agreeing to issue 36,000,000 shares of Common Stock of the Company, constituting 60% of the company after giving effect to the issuance of such shares and the cancellation of 536,020,000 shares beneficially owned by current management.

A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified in their entirety by the text of such exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Exchange Agreement

See Item 1.01.

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Item 3.02. Unregistered Sales of Equity Securities.

On the Closing we issued 36,000,000  shares of Common Stock to the twenty one shareholders of Windaus. The issuance of shares was exempt under Section 4(2) of the Securities Act as a transaction not involving any public offering or solicitation.

Item 5.01  Changes In Control of the Registrant

On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired Windaus by issuing 36,000,000 shares of Common Stock of the Company. A change of control occurred on the Closing Date. The prior control person was Juan Manuel Martinez.

The following table reflects the beneficial ownership of all executive officers, directors, and holders of more than 5% of the outstanding shares of the Company. Unless noted, all addresses of these persons are c/o the Company.

Executive Officers and Directors                       Number of Shares

Percentage

David Worrall

                        11,000,000

18.3%

All executive officers and directors

   as a group (1 person)

                        11,000,000

18.3%

Other Persons

Judy Deschamps

                        15,000,000

25.0%

Marcus Vouk

                          4,000,000

  6.7%

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 3, 2012, upon the closing of the Share Exchange, the sole directors and executive officer of Blue Star Entertainment Technologies, Inc., resigned from his position, and prior to his resignation, he appointed David Worrall as the sole director and as Chief Executive and Financial Officer.

All executive officers are elected annually by the Board of Directors for a one-year term until the election and qualification of their successors.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

Not applicable, since Windaus has never had operations nor has the intellectual property it holds been exploited commercially.

(b)  Pro Forma Financial Information.

Not applicable, since Windaus has never had operations nor has the intellectual property it holds been exploited commercially.

 (c)  Shell Company Transactions.

Not applicable.

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(d)  Exhibits.

Exhibit 2.1, Share Exchange Agreement, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2012

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

By: /s/    David Worrall

Name: David Worrall

Title: Chief Executive Officer

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